SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2006

IMPLANT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-25839	04-2837126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

107 AUDUBON ROAD #5, WAKEFIELD, MA 01880

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 246-0700

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 1.02.         Termination of a Material Definitive Agreement.

On June 6, 2006, Implant Sciences Corporation (the “Company”) notified Homeland Integrated Security Systems, Inc. (“HISS”), the authorized distributor of the Company’s QS-H100 portable handled explosives trace detection device and the QS-BT100 desktop explosives trace detection device (the “Products”) in Lebanon, of various breaches by HISS of the Authorized Distributor Agreement (the “Agreement”). On June 26, 2006, the Company terminated the Agreement based upon HISS’ failure to cure the defaults.

The Company is currently negotiating with an existing Representative to expand their territory and assume exclusive sales and marketing responsibilities in Lebanon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:	/s/ Anthony J. Armini
Anthony J. Armini
President and Chief Executive Officer

Date:  June 29, 2006